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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-95181) and the Registration Statements on Form S-8 (Nos. 333-70203 and 333-73053) of King Pharmaceuticals, Inc. of our report dated February 25, 2000, except for the information in Note 20 for which the date is March 17, 2000, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.




/s/ PricewaterhouseCoopers LLP


Greensboro, North Carolina
March 30, 2000